EXHIBIT 99

SUPERIOR BANCORP STOCKHOLDERS APPROVE INCREASE IN AUTHORIZED SHARES

BIRMINGHAM, AL – November 19, 2009 – Superior Bancorp (NASDAQ: SUPR) announced today that its shareholders have approved the amendment to its Restated Certificate of Incorporation to increase the number of authorized shares of common stock of Superior Bancorp from 20 million to 200 million. The Board of Directors had recommended that the stockholders approve the proposed amendment because the Board believes it to be in the best long-term and short-term interests of Superior Bancorp, its stockholders and its other constituencies.

Stan Bailey, Superior Bancorp’s Chairman and Chief Executive Officer, commented, “The approved increase in the number of authorized shares of common stock will ensure that a sufficient number of shares are available, if needed, for issuance in connection with possible future opportunities.  We believe that the availability of the additional shares for such purposes without delay will be beneficial to Superior Bancorp by providing us with the flexibility to consider and respond to future business opportunities and needs as they arise.   We continue to explore strategic alternatives to strengthen the company’s capital position, and the availability of the additional shares will enable us to act promptly when we determine that the issuance of additional common stock makes sense.”

About Superior Bancorp

Superior Bancorp is a $3.2 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a Southeastern community bank that currently has 72 branches, with 44 locations throughout the state of Alabama and 28 locations in Florida.  Superior Bank also operates 23 consumer finance offices in North Alabama as 1st Community Credit and Superior Financial Services.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf.  Some of the disclosures in this release, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “will,” “would,” “hope,” “might,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “assume” or similar expressions constitute forward-looking statements. These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business, including our expectations and estimates with respect to our revenues, expenses, earnings, return on equity, return on assets, efficiency ratio, asset quality, the adequacy of our allowance for loan losses and other financial data and capital and performance ratios. Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond our control). Such forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our reports and registration statements filed with the SEC. The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations and other forward-looking statements: (1) the strength of the United States economy in general and the strength of the regional and local economies in which we conduct operations; (2) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (3) inflation, interest rate, market and monetary fluctuations; (4) our ability to successfully integrate the assets, liabilities, customers, systems and management we acquire or merge into our operations; (5) our timely development of new products and services in a changing environment, including the features, pricing and quality compared to the products and services of our competitors; (6) the willingness of users to substitute competitors’ products and services for our products and services; (7) the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; (8) our ability to resolve any legal proceeding on acceptable terms and its effect on our financial condition or results of operations; (9) technological changes; (10) changes in consumer spending and savings habits; (11) the effect of natural disasters, such as hurricanes, in our geographic markets; (12) regulatory, legal or judicial proceedings; (13) the continuing instability in the domestic and international capital markets; (14) the effects of new and proposed laws relating to financial institutions and credit transactions; and (15) the effects of policy initiatives that have been and may continue to be  introduced by the new Presidential administration and related regulatory actions.

Superior Bancorp disclaims any intent or obligation to update forward-looking statements.

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com, or by calling 1-877-326-BANK
(2265).